Exhibit 99.2

Greenland Technologies Holding Corporation Announces Closing of $10 Million Registered Direct and Private Placement Offerings

EAST WINDSOR, N.J., July 27, 2022 /PRNewswire/ -- Greenland Technologies Holding Corporation ("GTEC" or the "Company") (Nasdaq: GTEC), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced the closing of its previously announced registered direct offering and concurrent private placement with a single institutional investor. The company issued 1,250,000 ordinary shares and pre-funded warrants to purchase up to 398,974 ordinary shares at a purchase price of $4.17 per share in a registered direct offering. The purchase price for the pre-funded warrants was identical to the purchase price for shares, less the exercise price of $0.001 per share.

In the concurrent private placement, the Company also issued and sold to the investor units to purchase pre-funded warrants to purchase up to 616,026 ordinary shares and common warrants to purchase 4,530,000 ordinary shares at an exercise price of $4.49 per share. The purchase price for each unit was $5.089, with an exercise price per pre-funded warrant of $0.001 per share. The common warrants will have a 5.5-year term from the date of issuance. The transactions resulted in aggregate gross proceeds to the Company of approximately $10.0 million.

Aegis Capital Corp. acted as the Exclusive Placement Agent.

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-256509) previously filed with the U.S. Securities and Exchange Commission (the "SEC") and declared effective by the SEC on June 7, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the ordinary shares and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of drivetrain systems for material handling machineries and electric vehicles, as well as electric industrial vehicles. Information on the Company's clean industrial heavy equipment division can be found at HEVI Equipment.

Safe Harbor Statement

This press release contains statements that may constitute "forward-looking statements." Such statements reflect Greenland's current views with respect to future events and are subject to such risks and uncertainties, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland's Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland's expectations with respect to future performance. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company's operations, the demand for the Company's products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Greenland does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.